                                                                   EXHIBIT 99.1

[EMERSON LOGO]
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                               NEWS & INFORMATION
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FOR:      EMERSON RADIO CORP.
          9 Entin Road
          Parsippany, NJ 07054-0430

CONTACT:  EMERSON RADIO CORP.           OR:  INVESTOR RELATIONS:
          Guy A. Paglinco                    Laura Boorn
          Vice President,                    Investor Relations Manager
          Chief Financial Officer            (972) 884-2302
          (973) 428-2085

                                             EPOCH FINANCIAL GROUP, INC.
                                             Victor Thompson or
                                             Todd Atenhan
                                             (888) 917-5105

Thursday, February 3, 2005

                              FOR IMMEDIATE RELEASE
                              ---------------------


EMERSON RADIO ANNOUNCES FISCAL 2005 THIRD QUARTER FINANCIAL RESULTS

CONSOLIDATED REVENUES INCREASE FOR FOURTH CONSECUTIVE QUARTER

CONSOLIDATED OPERATING INCOME INCREASES 255% AND 221% FOR THREE AND NINE MONTH PERIODS

SPORTING GOODS SEGMENT REPORTS THIRD CONSECUTIVE QUARTER OF IMPROVED RESULTS


PARSIPPANY, NJ, February 3, 2005 -- Emerson Radio Corp. (AMEX:MSN), one of the nation's largest volume consumer electronics distributors, today reported consolidated financial results for the quarter ended December 31, 2004 (third quarter of fiscal 2005).

Highlights of the results are as follows:

o Consolidated net revenues for the three and nine months ended December 31, 2004 increased by 24.0% and 19.7%, respectively.

o Consumer electronics segment revenues for the three and nine month periods increased by 30.4% and 25.6%, respectively.

o Licensing revenues grew to $9.1 million for the nine months ended December 31, 2004.

o Sporting goods operating income improved to $503,000 for the nine months ended December 31, 2004 from a loss of $2.4 million in the prior year.

o Consolidated income from continuing operations increased to $4.8 million for nine months ended December 31, 2004 compared to a breakeven in the prior year period.

o Diluted EPS of $0.17 for the nine month period as compared to $0.00 the prior year period.

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Emerson Radio News Release                                               Page 2

CONSUMER ELECTRONICS SEGMENT

Net Revenues for the third quarter of fiscal 2005 increased 30.4% to $80.3 million from $61.6 million for the third quarter of fiscal 2004 and to $188.0 million for the nine month period ended December 31, 2004 from $149.7 million, a 25.6% increase from the prior year period. The increases in net revenues were the result of increases in orders from our primary customers and the expansion of our customer base. On a category basis, sales of Emerson(R) branded product increased by 25.5% in the current quarter, while sales of Nickelodeon themed products increased to $9.9 million for the quarter or a 120% increase from that of the prior year period. License income increased by $2.4 million for the quarter, achieving a new record of $9.1 million for the nine month period, approximately 11.9% above that of the prior year period.

Earnings for the consumer electronics segment for the three month period ended December 31, 2004 were $3.0 million as compared to $2.6 million in the same period in the prior year, and increased to $4.7 million from $3.0 million for the nine months ended December 31, 2004 as compared to the same nine month period in the prior year.

Geoffrey P. Jurick, Chairman & Chief Executive Officer of Emerson Radio, stated, "We are very pleased with the continued success of our consumer electronics segment, which has had four consecutive quarters of revenue growth. This growth has come not only by way of our major accounts which reflect the majority of the increase, but also with the expansion of our customer base. We are very encouraged by the growth of our Nickelodeon themed product category, which had a strong holiday selling season, and should be well poised for the future due to placements of many Nickelodeon themed SKUs with several major retailers. Our licensing partners have continued to demonstrate increasing success with the Emerson(R) brand as well as our HH Scott(R) brand which has been successful in several European countries."

Sporting Goods Segment

Sport Supply Group's ("SSG") net revenues decreased 2.6% to $14.3 million for the fiscal 2005 December quarter from $14.7 million for the fiscal 2004 December quarter, and increased by 5.1% on a year-to-date basis to $62.7 million from $59.7 million for the comparable period of fiscal 2004.

Operating income (loss) for the December quarter improved to a loss of $1.8 million as compared to a loss of $2.5 million in the prior year. On a year-to date basis for fiscal 2005, operating income improved to $503,000 from a loss of $2.4 million in the prior year.

Discussing SSG, Mr. Jurick continued, "While the December quarter is always the weakest quarter for SSG, we are encouraged with the results of our turnaround efforts initiated in the prior year as measured by operating income for the nine month period and the management of SSG's balance sheet. The expected realization of the implementation of various programs over the last several months permits us to be optimistic about our current March quarter which traditionally has been SSG's strongest quarter of the year."

Consolidated Results

As a result of the above noted segment results, consolidated net revenues for the three and nine months ended December 31, 2004 increased by 24.0% to $94.6 million from $76.3 million, and by 19.7% to $250.7 million from $209.4 million, respectively, as compared to the same periods in fiscal 2004. Consolidated operating income for the three and nine months ended December 31, 2004 increased by 255% to $3.2 million from $907,000, and by 221% to $9.5 million from $3.0 million, respectively, as compared to the same periods in fiscal 2004. Consolidated net income for the three months ended December 31, 2004 decreased by 30% to $2.0 million from $2.8 million mainly as a result of income from discontinued operations that was present in the prior year's quarter and not in the current period. Consolidated net income for the nine months ended December 31, 2004 increased by 56% to $4.8 million from $3.0 million for the same period in fiscal 2004. Furthermore, cash flow continued to benefit due to the application of substantial tax net operating losses in both segments.


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EMERSEON RADIO NEWS RELEASE                                              PAGE 3


Discussing the consolidated results, Mr. Jurick continued, "From a balance sheet perspective, the sporting goods segment has performed solidly in managing its balance sheet by reducing inventory and accounts receivable balances. Changes in retailer preference to have just in time stocking programs is still evident in the consumer electronics segment which has resulted in higher inventory and accounts receivable levels than in the past. While these changes require us to commit more working capital, Emerson's liquidity to fund these requirements has given it the ability to generate substantial revenue growth over the last several quarters."

Mr. Jurick stated, "Emerson's consolidated results for the December 2004 quarter and on a nine month basis reflect further solid performances in both segments and clearly demonstrate that the business plans in both segments are executing as designed."

Mr. Jurick concluded, "While we continue to operate in competitive environments in both our sporting goods and consumer electronics segments, we are confidently expecting a fifth consecutive quarter of revenue growth. Based upon our fiscal year-to-date results and the progress we are experiencing in our various programs, we believe our consolidated March 2005 quarter revenues will improve in excess of 25% over the same period last year, resulting in the March 2005 quarter being profitable."

This press release other than the historical information, consists of "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) which are identified by the use of words such as "believes", "expects", "projects", and similar expressions, such as the Company's revenues for the quarter ended March 31, 2005. While these statements reflect the Company's current beliefs and are based on assumptions that the Company believes are reasonable, they are subject to uncertainties and risks that could cause actual results to differ materially from anticipated results. These risks and uncertainties are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K, 10-Q and 8-K.

EMERSON RADIO CORP., founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions, and other video products, microwave ovens, clocks, radios, audio and home theater products. Its 53.2% owned subsidiary, Sport Supply Group, Inc. (Pink Sheets: SSPY) is a direct marketer of sports-related equipment and leisure products to the institutional market, including schools, colleges, universities, government agencies, military facilities, athletic clubs, athletic teams and dealers, youth sports leagues and recreational organizations. Emerson's web site is www.emersonradio.com.


(More - Table)



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Emerson Radio News Release                                              Page  4


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                      Three Months Ended               Nine Months Ended
                                                                      ------------------               -----------------
                                                                December 31,      December 31,     December 31,       December 31,
                                                                    2004             2003              2004              2003
                                                                    ----             ----              ----              ----
NET REVENUES                                                     $  94,679         $  76,345         $ 250,738         $ 209,389
                                                                 ---------         ---------         ---------         ---------

COSTS AND EXPENSES:

Cost of sales                                                       80,108            62,992           204,637           171,381
Other operating costs and expenses                                   1,127             1,414             4,057             3,963
Selling, general and administrative expenses                        10,249            10,564            31,183            29,964
Acquisition costs                                                      (29)              (19)             (204)              595
Stock based costs                                                     --                 487             1,563               523
                                                                 ---------         ---------         ---------         ---------
                                                                    91,455            75,438           241,236           206,426
                                                                 ---------         ---------         ---------         ---------

OPERATING INCOME                                                     3,224               907             9,502             2,963

Interest expense, net                                                 (458)             (322)           (1,133)           (1,144)
  Minority interest in net (income) loss
  of consolidated subsidiary                                           839              (272)             (239)             (190)
                                                                 ---------         ---------         ---------         ---------
INCOME BEFORE INCOME TAXES AND DISCONTINUED
OPERATIONS                                                           3,605               313             8,130             1,629
  Provision for income taxes                                         1,632               653             3,363             1,628
                                                                 ---------         ---------         ---------         ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS                             1,973              (340)            4,767                 1
  Income from discontinued operations,
  net of tax                                                            --             3,153                --             3,048
                                                                 ---------         ---------         ---------         ---------
NET INCOME                                                       $   1,973         $   2,813         $   4,767         $   3,049
                                                                 =========         =========         =========         =========

BASIC NET INCOME (LOSS) PER SHARE
  Continuing operations                                          $    0.07         $   (0.01)        $    0.18         $    --
  Discontinued operations                                               --              0.11                --              0.11
                                                                 ---------         ---------         ---------         ---------
                                                                 $    0.07         $    0.10         $    0.18         $    0.11
                                                                 =========         =========         =========         =========

DILUTED NET INCOME (LOSS) PER SHARE
  Continuing operations                                          $    0.07         $   (0.01)        $    0.17         $      --
  Discontinued operations                                               --              0.11                --              0.11
                                                                 ---------         ---------         ---------         ---------
                                                                 $    0.07         $    0.10         $    0.17         $    0.11
                                                                 =========         =========         =========         =========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                                             27,103            27,189            26,938            27,388
  Diluted                                                           27,319            27,189            27,284            28,259


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Emerson Radio News Release                                              Page  5


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                                 Three Months      Three Months       Nine Months      Nine Months
                                                                    Ended             Ended              Ended           Ended
                                                                  December 31,     December 31,       December 31,     December 31,
                                                                    2004              2003               2004             2003
                                                                  -----------      ------------       ------------     ------------
CONSUMER ELECTRONICS SEGMENT:
NET REVENUES                                                      $  80,345         $  61,632         $ 188,051        $ 149,722
OPERATING INCOME                                                  $   5,019         $   3,423         $   8,999        $   5,373
NET INCOME                                                        $   2,987         $   2,563         $   4,672        $   3,010


SPORTING GOODS SEGMENT:
NET REVENUES                                                      $  14,334         $  14,713         $  62,687        $  59,667
OPERATING INCOME (LOSS)                                           $  (1,795)        $  (2,516)        $     503        $  (2,410)
NET INCOME (LOSS)                                                 $  (1,853)        $     522         $     334        $     229


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)


                                                                                                     December 31,      March 31,
                                                                                                        2004             2004
                                                                                                      ----------       ---------
Cash, cash equivalents and restricted cash                                                            $  10,467        $   9,319
Accounts receivable                                                                                      35,052           19,948
Inventory                                                                                                54,314           46,997
Other current assets                                                                                     10,606           11,102
                                                                                                      ---------        ---------
  TOTAL CURRENT ASSETS                                                                                  110,439           87,366
Property and equipment                                                                                    8,097            7,822
Other assets                                                                                             20,403           23,481
                                                                                                      ---------        ---------
  TOTAL ASSETS                                                                                        $ 138,939        $ 118,669
                                                                                                      ---------        ---------

Current liabilities                                                                                   $  66,689        $  40,637
Long-term borrowings                                                                                      2,681           15,027
Minority interest                                                                                        16,032           15,793
Stockholders' equity                                                                                     53,537           47,212
                                                                                                      ---------        ---------
  TOTAL LIABILITIES AND EQUITY                                                                        $ 138,939        $ 118,669
                                                                                                      ---------        ---------
